Exhibit 99.2

MG CLEANERS, LLC

UNAUDITED FINANCIAL STATEMENTS

For the six months ending June 30, 2017 and 2016

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TABLE OF CONTENTS

Page

Unaudited Financial Statements:

Balance Sheets at June 30, 2017 and December 31, 2016	3

Statements of Operations for the six months ended June 30, 2017 and 2016	4

Statements of Cash Flows for the six months ended June 30, 2017 and 2016	5

Notes to Financial Statements	6-11

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MG CLEANERS, LLC

BALANCE SHEETS

(unaudited)

	June 30	December 31
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$22,134	$22,461
Accounts receivable, net of allowance of $10,695 and $21,134	350,253	285,923
Inventory	45,922	10,948
Prepaid expenses and other current assets	2,812	-

Total current assets	421,121	319,332

Property and equipment, net of accumulated depreciation of $341,133 and $302,931	176,385	214,587
Land	10,000	10,000

Total assets	$607,506	$543,919

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$204,812	$160,343
Accrued expenses and other liabilities	92,543	231,523
Secured line of credit	322,303	-
Current portion of secured notes payable	125,130	275,446

Total current liabilities	744,788	667,312

Long term liabilities:
Notes payable - secured, net of current portion	236,516	234,189

Total liabilities	981,304	901,501

Commitments and contingencies	-	-

Members' equity (deficit)
Members' equity	(641,038)	(554,613)
Retained earnings	267,240	197,031

Total members' equity (deficit)	(373,798)	(357,582)

Total liabilities and members' equity	$607,506	$543,919

The accompanying notes are an integral part of these unaudited financial statements

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MG CLEANERS, LLC

STATEMENTS OF OPERATIONS

For the six months ended June 30, 2017 and 2016

(unaudited)

	2017	2016

REVENUES	$1,182,402	$702,807

COST OF REVENUES	719,462	378,320

GROSS PROFIT	462,940	324,487

OPERATING EXPENSES:
Selling, general and administrative	339,508	167,274
Gain on asset sale	-	(393)
Bad debt expense	61	23,219

Total operating expenses	339,569	190,100

INCOME FROM OPERATIONS	123,371	134,387

OTHER INCOME (EXPENSE)
Interest expense, net	(53,162)	(28,672)

NET INCOME	$70,209	$105,715

The accompanying notes are an integral part of these unaudited financial statements

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MG CLEANERS, LLC

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2017 and 2016

(unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,209	$105,715
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	38,199	38,729
Bad debt expense	61	23,219
(Gain) loss on asset sale	-	(393)
Changes in:
Accounts receivable	(64,389)	37,294
Inventory	(34,974)	(36,779)
Prepaid expenses and other current assets	(2,812)	-
Accounts payable	44,470	(40,634)
Accrued expenses and other liabilities	(138,980)	(1,867)
Net cash provided by (used in) operating activities	(88,216)	125,284

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from the sale of property and equipment	-	1,000
Cash paid for purchase of property and equipment	-	(5,000)
Net cash used in investing activities	-	(4,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured line of credit, net	322,303	-
Proceeds from notes payable	25	70,700
Payments on notes payable	(148,014)	(58,743)
Proceeds from member contributions	41,784	20,856
Payments for member distributions	(128,209)	(95,307)
Net cash used in financing activities	87,889	(62,494)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(327)	58,790

CASH AND CASH EQUIVALENTS, beginning of period	22,461	393

CASH AND CASH EQUIVALENTS, end of period	$22,134	$59,183

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	$45,666	$25,823

The accompanying notes are an integral part of these unaudited financial statements

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MG CLEANERS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 –BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of MG Cleaners, LLC (“we”, “our”, “MG” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements and notes thereto for the years ended December 31, 2016 and 2015. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for years ended December 31, 2016 and 2015 have been omitted.

NOTE 2 – GOING CONCERN

The Company considered its going concern disclosure requirements in accordance with ASC 240-40-50.  The Company concluded that its negative working capital and decreased cash flows from operating are conditions that raised substantial doubt about the Company’s ability to continue as a going concern.  Without a successful plan in place from management these conditions could negatively impact the Company’s ability to meets its financial obligations over the next year.  In response, the Company has implemented a plan to alleviate such substantial doubt as follows.  The Company will continue to generate additional revenue (and positive cash flows from operations) partly related to the Company’s expansion into a new region during 2017 and partly related to the Company wide sales initiatives already implemented.  In addition there were several one-time expenses in 2016 and 2017 related to expansion to the new region.  As a result substantial doubt about the Company’s ability to continue as a going concern is alleviated.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2017 and December 31, 2016 consist of the following:

	June 30, 2017	December 31, 2016

Land	$10,000	$10,000
Building and improvements	91,500	91,500
Vehicles and trailers	283,462	278,462
Equipment	129,446	130,946
Other	13,110	16,610

	527,518	527,518

Less: accumulated depreciation	(341,133)	(302,931)

	$186,385	$224,587

Depreciation expense for the six months ended June 30, 2017 and 2016 was $38,199 and $38,729, respectively.

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NOTE 4 – ACCRUED EXPENSES

Accrued expenses as of June 30, 2017 and December 31, 2016 included the following:

	June 30, 2017	December 31, 2016

Salaries payable	$13,649	$6,372
Payroll taxes payable	13,984	91,962
Sales tax payable	1,489	10,793
Interest payable	7,496	11,646
Credit cards payable	8,211	10,323
Inventory purchases payable	34,842	75,538
Other	12,872	24,889

Total Accrued Expenses	$92,543	$231,523

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NOTE 5 – NOTES PAYABLE

Notes payable included the following as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Notes payable:

Secured note payable issued on October 15, 2010 and refinanced in January 2015 for purchase of all membership interest, bearing interest of 6% per year and due in monthly installments	$255,120	$274,077

Equipment floor plan financing agreement issued July 29, 2013, bearing interest of 7.50% and due in monthly installments	-	4,494

Secured note payable issued December 19, 2014, bearing interest of 7.25% per year, due in full on December 19, 2016	-	119,751

Secured note payable issued January 27, 2017, bearing interest of 7.25% per year, due in full on August 1, 2018	58,544	-

Secured note payable issued January 2, 2015, bearing interest of 6% per year, due in monthly installments	-	24,075

Secured note payable issued April 16, 2015, bearing interest of 6% per year, due in monthly installments	-	32,772

Secured note payable issued February 2, 2017, bearing interest of 6% per year, due in monthly installments	47,982	-

Secured finance facility issued June 6, 2016, bearing effective interest of 28.50%, due in periodic installments	-	54,466

	361,646	509,635

Less current maturities	(125,130)	(275,446)

Long term debt, net of current maturities	$236,516	$234,189

On October 15, 2010, our managing member purchased MG Cleaners from the previous membership interest owners. In connection with that transaction, a $450,000 seller note was issued to the sellers. The note bears an interest rate of 8% and principal and interest payments are made monthly. The remaining principal balance of $307,391 was refinanced by the note holder in January 2015, bearing an interest rate of 6.00%, with principal and interest payments due monthly. The note is secured by the land and building originally occupied by MG, as well as all of the membership interest of the Company. The balance of this note at June 30, 2017 was $255,120.

On July 29, 2013, the Company entered into an equipment floor plan financing totaling $23,843. The terms of this note were 7.5% interest per annum with principal and interest paid monthly over the 48 month term. The note is secured by certain equipment of the Company. This note was paid in full during the six months ended June 30, 2017.

On December 19, 2014, we issued a note to a community bank for $120,025, which is secured by accounts receivable and certain equipment of the Company. Interest is paid monthly at a rate of 7.25% per annum. The principal is due in full at the end of the term on December 19, 2016. This loan was refinanced on January 27, 2017 with a new note at the same community bank.

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On January 27, 2017, we issued a note to a community bank for $119,776 which is secured by accounts receivable and certain equipment of the Company. Interest is paid monthly at a rate of 7.25% per annum. The principal is due in full at the end of the term at August 1, 2018. A payment of $50,000 was made against this loan in May 2017 in connection with the bank’s agreement to subordinate their note to the Crestmark Bank facility. This loan was refinanced on August 14, 2017.

On January 2, 2015, we financed a truck with a note to a community bank. The $43,025 note has an interest rate of 6% and payments of principal and interest are paid monthly. The note is secured by the truck purchased. This loan was refinanced and rolled together with the remaining principal of the note issued on April 16, 2015 on February 2, 2017.

On April 16, 2015, we financed a truck with a note to a community bank. The $45,328 note has an interest rate of 6% and payments of principal and interest are paid monthly. The note is secured by the truck purchased. This loan was refinanced and rolled together with the remaining principal of the note issued on January 2, 2015 on February 2, 2017.

On February 2, 2017, we re-financed two truck notes existing with a community bank for one new note of $53,610. The term was principal and interest payments monthly over 42 months with an interest rate of 6%. The note is secured by certain trucks and equipment of the Company.

On August 5, 2015, the Company entered into an accounts receivable purchase agreement with security agreement against "Payment Card Receivables" in the initial amount of $40,800. We sold $40,800 of receivables during the year ended December 31, 2015 and $70,700 of receivables during the year ended December 31, 2016; the balance owed is paid by the automatic sale of new payment card receivables to a finance company, with the finance company retaining an amount equal to 2/7ths of the face amount of the receivables. The balance of this agreement was $25,505 on December 31, 2015 and $54,466 on December 31, 2016. On May 31, 2017, the Company paid off this financing arrangement in connection with closing the Crestmark Bank deal.

Accounts Receivable Financing Facility

On May 31, 2017, MG Cleaners LLC (the “Borrower”) entered into a $1 million revolving accounts receivable financing facility with Crestmark Bank. The financing facility provides for the Borrower to have access to the lesser of (i) $1 million or (ii) 85% of Net Amount of Eligible Receivables (as defined in the financing agreement). The financing facility is paid for by the assignment of the Borrower’s accounts receivable to Crestmark Bank and is secured by the Borrower’s assets. The financing facility has an interest rate of 7.25% in excess of the prime rate reported by the Wall Street Journal per annum, with a floor minimum rate of 11.5%.  There were no loan origination or closing fees and we paid $1,330 to Crestmark to reimburse them for documentation, legal and audit fees. Interest and maintenance fees will be calculated on the higher of the average monthly loan balance from the prior month or a minimum average loan balance of $200,000. The financing facility is for an initial term of two-years and will renew on a year to year basis, unless terminated in accordance with the financing agreement.  If the facility is terminated prior to the first anniversary, Borrower is obligated to pay Crestmark Bank a fee of $20,000 and if terminated after the first anniversary and prior to the second anniversary then Borrower shall pay a fee of $5,000. After the second anniversary of the financing facility no exit fee is due. Crestmark has a senior security interest in the Borrower’s assets.

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Certain debts were paid in connection with the closing of the Crestmark Bank Line of Credit, including a $50,000 reduction to the First State Bank note, pay off of past due IRS taxes totaling $70,898, and pay off of two accrued liabilities of $51,342. Total payments to debt and accrued liabilities at Crestmark closing were $172, 241.

Net proceeds received during the six months ending June 30, 2017 on this facility were $322,303.

Funding Advance Agreements

On April 7, 2017 MG Cleaners LLC (the “Seller”) received $100,000 in return for an assignment and transfer to Capital Stack LLC of a specified percentage of the proceeds of each future sale made by seller, collectively “Future Receipts” until Seller has received the Purchased Amount of $143,000. This transaction is accounted for as a sale of accounts receivable and the outstanding balance of $92,791 is recorded as a reduction of the net balance of accounts receivable at June 30, 2017.

A summary of the activity in notes payable for the six months ended June 30, 2017 and 2016 is shown below:

Notes payable

Balance at January 1, 2016	$533,940
Note issued secured by accounts receivable	70,700
Notes issued in connection with purchase of property and equipment	-
Less: payments on notes payable	(58,743)
545,897
Less - current maturities, net	(262,201)
Long-term notes payable, net June 30, 2016	$283,696

Balance at January 1, 2017	$509,635
Secured borrowings, net	322,303
Notes issued in connection with purchase of property and equipment	25
Less: payments on notes payable	(148,014)
683,949
Less - current maturities, net	(447,433)
Long-term notes payable, net June 30, 2017	$236,516

NOTE 6 – MEMBERS’ EQUITY (DEFICIT)

At June 30, 2017, Stephen Christian, our President and Managing Member of MG Cleaners LLC owned 100% of its membership interests.

During the six months ended June 30, 2017 and 2016, the managing member made contributions to the Company totaling $41,784 and $20,856, respectively.

During the six months ended June 30, 2017 and 2016, the Company made distributions to the managing member totaling $128,209 and $95,307, respectively.

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NOTE 7 – COMMITMENTS AND CONTINGENCIES.

Future maturities of required payments under capital and operating leases as of December 31, 2016 are as follows:

Operating Leases
2017	$24,000
2018	36,000
2019	36,000
2020	19,500
2021	-

Totals	$115,500

Litigation

From time to time, MG may be subject to routine litigation, claims, or disputes in the ordinary course of business. In the opinion of management; no pending or known threatened claims, actions or proceedings against MG are expected to have a material adverse effect on MG’s financial position, results of operations or cash flows. MG cannot predict with certainty, however, the outcome or effect of any of the litigation or investigatory matters specifically described above or any other pending litigation or claims. There can be no assurance as to the ultimate outcome of any lawsuits and investigations.

Leases

The Company has entered into various leases for office and storage facilities for terms ranging from month to month to three years. At December 31, 2016, the Company was engaged in on month to month lease which requires a 90 day termination notice. Rent expense for the six months ended June 30, 2017 and 2016 for these leases amounted to $14,830 and $18,503, respectively.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 28, 2017, which is the date of issuance of the financial statements.

Funding Advance Agreements

On August 10, 2017 MG Cleaners LLC (the “Seller”) received $51,150 in return for an assignment and transfer to Libertas Funding LLC of a specified percentage of the proceeds of each future sale made by seller, collectively “Future Receipts” until Seller has received the Purchased Amount of $67,100.

On August 14, 2017, our company refinanced one of its notes with a community bank for $66,348. The unsecured note bears an interest rate of 7.25% per annum, has 47 monthly payments of $1,400, with a balloon payment of $12,086 at maturity on August 1, 2021.

Leases

Effective July 15, 2017, we leased a facility in Midland, Texas for $3,000 per month for approximately 2,400 square feet of space and a shared yard with several acres of storage area. The Midland lease is for a period of 3 years and expires on July 15, 2020.

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